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                                 [LETTERHEAD]


NHP Incorporated
8065 Leesburg Pike
Suite 400
Vienna, Virginia 22182-2738

Re: 62nd Street Limited Partnership

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated February 9, 1997 with respect to the audits of 62nd Street Limited Partnership for the years ended December 31, 1994, 1995, and 1996, included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange Commission.







/s/ Friduss, Lukee, Schiff & Co., P.C.

FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

Chicago, Illinois
September 22, 1997

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                                  [LETTERHEAD]

NHP INCORPORATED
8065 Leesburg Pike
Suite 400
Vienna, Virginia 22182-2738

Re: Central Woodlawn Limited Partnership

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated March 6, 1997 with respect to the audits of Central Woodlawn Limited Partnership for the years ended December 31, 1994, 1995, and 1996, included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange Commission.




/s/ Friduss, Lukee, Schiff & Co., P.C.

FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

Chicago, Illinois
September 22, 1997